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Registration No. 333-102363

As filed with the Securities and Exchange Commission on August 18, 2003

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

ALLIANT TECHSYSTEMS INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	41-1672694 (I.R.S. Employer Identification No.)

5050 Lincoln Drive, Edina, MN 55436-1097
(Address, including zip code, of registrant's principal executive offices)

ALLIANT TECHSYSTEMS INC.
NONQUALIFIED DEFERRED COMPENSATION PLAN
(Full title of the plan)

Ann D. Davidson
Vice President and General Counsel
5050 Lincoln Drive
Edina, MN 55436-1097
(952) 351-3070
(Name, address and telephone number, including area code, of agent for service of process)

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

EXPLANATORY NOTE

        This Post-Effective Amendment No. 1 to the Registrant's Form S-8 Registration Statement filed on January 6, 2003 (File No. 333-102363) amends the "Description of Securities" in Item 4 in its entirety, replaces Exhibit 4.12 to the Form S-8 Registration Statement with a new Exhibit 4.12, as listed herein, renumbers Exhibit 4.3 as Exhibit 4.3.1, adds new Exhibits 4.3.2 and 4.13, and deletes Exhibit 4.11, which was duplicative.

Item 4. Description of Securities.

        The securities offered under the Alliant Techsystems Inc. Nonqualified Deferred Compensation Plan (the "Plan") are Deferred Compensation Obligations (as defined below) of the Registrant, which are being offered to eligible employees of the Registrant or its subsidiaries and affiliates under the Plan. The Plan permits participants to defer base salary, cash incentive compensation, performance shares and shares of restricted stock in accordance with the terms of the Plan. The amount of compensation to be deferred by each participant will be based on elections by each participant under the terms of the Plan. The Registrant may also credit to participants' accounts certain amounts specified in the Plan related to foregone matching contributions under the Registrant's 401(k) plan and the Plan provides that the Registrant may make additional discretionary contributions to the participants' deferral accounts. All of these deferred amounts constitute "Deferred Compensation Obligations." The amounts that are deferred in a participant's account will be credited with earnings and investment gains and losses as described below. The Deferred Compensation Obligations are denominated in U.S. dollars and will be payable in cash in U.S. dollars on the date or dates selected by each participant in accordance with the terms of the Plan or on such other date or dates as specified in the Plan. The Deferred Compensation Obligations are not convertible into another security of the Registrant.

        Amounts deferred under the Plan will be credited with earnings and investment gains and losses on the hypothetical investment of the deferred amounts in one or more investment alternatives selected by the participant in accordance with the terms of the Plan. The investment alternatives include various investment funds, with different degrees of risk, and a phantom stock fund whose return reflects the return on the Registrant's common stock.

        Participants may reallocate amounts among the various investment alternatives on a daily basis, except with regard to the phantom stock fund whose return reflects the return on the Registrant's common stock, with regard to which the participant may reallocate deferred amounts only on a quarterly basis. Participants do not have the right to have amounts allocated or credited to their accounts actually invested in the investment alternatives available under the Plan.

        In connection with the Plan, the Registrant has created a grantor trust, commonly known as a "Rabbi Trust." The assets of the Rabbi Trust will be used to pay benefits. The assets of the Rabbi Trust are subject to the claims of general creditors of the Registrant. As a result, the Deferred Compensation Obligations are unfunded and unsecured obligations of the Registrant to pay deferred compensation in the future in accordance with the terms of the Plan. The Deferred Compensation Obligations will rank equally with other unsecured indebtedness of the Registrant from time to time outstanding.

        The Registrant reserves the right to amend the Plan prospectively, retroactively, or both at any time, including the right to completely terminate the Plan and pay out all amounts payable to all participants under the Plan. No amendment will reduce a benefit payable to a participant as of the date of such amendment.

        A participant's rights or the rights of any other person to receive payment of Deferred Compensation Obligations may not be sold, assigned, transferred, pledged, garnished or encumbered, except by a written designation of a beneficiary under the Plan.

Item 8. Exhibits.

Exhibit Number		Description
4.1	*	Restated Certificate of Incorporation, including Certificate of Correction (incorporated by reference to Exhibit 3.1 to the Registration Statement on Form S-4 filed with the Securities and Exchange Commission, File No. 333-67316 (the "Form S-4")).
4.2	*	Certificate of Designation, Preferences and Rights of Series A Junior Participating Preferred Stock (incorporated by reference to Exhibit 3.2 to the Form S-4).
4.3.1	*	Certificate of Amendment of Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.3 to the Form S-4).
4.3.2		Certificate of Amendment of Restated Certificate of Incorporation (incorporated by reference to Exhibit 3(i).4 to Form 10-Q for the quarter ended June 29, 2003).
4.4	*	By-Laws, as amended (incorporated by reference to Exhibit 3(ii) to Form 8-K dated March 21, 2002).
4.5	*
Form of Certificate for common stock, par value $.01 per share (incorporated by reference to Exhibit 4.1 to Amendment No. 1 to the Form 10 Registration Statement filed with the Securities and Exchange Commission on July 20, 1990).
4.6	*
Rights Agreement, dated as of May 7, 2002, by and between the Registrant and LaSalle Bank National Association, as rights agent (incorporated by reference to Exhibit 4.1 to the Registrant's Form 8-A filed on May 14, 2002).
4.7.1	*	Indenture, dated as of May 14, 2001, between the Registrant and BNY Midwest Trust Company, as trustee (incorporated by reference to Exhibit 4.1 to the Form S-4).
4.7.2	*
First Supplemental Indenture, dated as of December 19, 2001, among the Registrant, its subsidiaries and BNY Midwest Trust Company (incorporated by reference to Exhibit 4 to Form 10-Q for the quarter ended December 30, 2001).
4.7.3	*
Second Supplemental Indenture, dated as of April 5, 2002, among the Registrant, its subsidiaries and BNY Midwest Trust Company (incorporated by reference to Exhibit 4.3.3 to the Registrant's Form 10-K for the year ended March 31, 2002 ("the Fiscal 2002 Form 10-K")).
4.7.4	*
Third Supplemental Indenture, dated June 6, 2002, among the Registrant, its subsidiaries and BNY Midwest Trust Company (incorporated by reference to Exhibit 4.1 to Form 10-Q for the quarter ended June 30, 2002).
4.8	*	Form of Initial Notes (incorporated by reference to Exhibit 4.1 to the Form S-4).
4.9	*	Form of Exchange Notes (incorporated by reference to Exhibit 4.1 to the Form S-4).
4.10.1	*
Amended and Restated Credit Agreement, dated as of April 20, 2001, among the Registrant, the Borrowing Subsidiaries named therein, the Lenders named therein, the Issuing Banks named therein, Credit Lyonnais New York Branch, as Syndicate Agent, Bank of New York, First Union National Bank, the Toronto-Dominion Bank, and US Bank, as Documentation Agents, and The Chase Manhattan Bank, as Administrative Agent (the "Credit Agreement"), including Effectiveness Agreement among the Registrant, the Borrowing Subsidiaries named therein, the Lenders named therein, and The Chase Manhattan Bank, as Administrative Agent (incorporated by reference to Exhibit 10.32 to the Form S-4).

4.10.2	*	Amendment No. 1, dated as of May 11, 2001, to the Credit Agreement (incorporated by reference to Exhibit 10.33 to the Form S-4).
4.10.3	*
Amendment and Restatement Agreement, dated as of May 8, 2002, among the Registrant, the Borrowing Subsidiaries named therein, the Lenders named therein, and JPMorgan Chase Bank, as administrative agent, under the Amended and Restated Credit Agreement dated as of April 20, 2001 (incorporated by reference to Exhibit 4.7.3 to the Fiscal 2002 Form 10-K).
4.10.4	*
Reaffirmation Agreement, dated as of May 8, 2002, among the Registrant, the Borrowing Subsidiaries named therein, and JPMorgan Chase Bank, as administrative agent, under the Credit Agreement (incorporated by reference to Exhibit 4.7.4 to the Fiscal 2002 Form 10-K).
4.10.5	*
Amendment No. 1, dated as of October 11, 2002, to the Credit Agreement, as amended and restated by the Amendment and Restatement Agreement (incorporated by reference to Exhibit 4.10.5 to the Form S-8 filed on January 6, 2003).
4.12
Alliant Techsystems Inc. Nonqualified Deferred Compensation Plan, As Amended and Restated March 18, 2003 (incorporated by reference to Exhibit 10.9.1 to Form 10-K for the fiscal year ended March 31, 2003).
4.13		Trust Agreement for Nonqualified Deferred Compensation Plan (incorporated by reference to Exhibit 10.9.2 to Form 10-K for the fiscal year ended March 31, 2003).
5.1	*	Opinion of Ann D. Davidson as to the legality of the Deferred Compensation Obligations.
23.1	*	Consent of Ann D. Davidson (contained in Exhibit 5.1).
23.2	*	Consent of Deloitte & Touche LLP.
24.1	*	Power of Attorney.

*
Previously filed.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Edina, State of Minnesota, on August 18, 2003.

ALLIANT TECHSYSTEMS INC.
By	/s/ ANN D. DAVIDSON Ann D. Davidson Vice President and General Counsel

        Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated on August 18, 2003.

/s/ PAUL DAVID MILLER Paul David Miller	Director, Chairman of the Board and Chief Executive Officer (principal executive officer)
/s/ ERIC S. RANGEN Eric S. Rangen	Vice President and Chief Financial Officer (principal financial and accounting officer)
* Frances D. Cook	Director
* Gilbert F. Decker	Director
* Jonathan G. Guss	Director
* David E. Jeremiah	Director
/s/ DANIEL J. MURPHY, JR. Daniel J. Murphy, Jr.	Director
* Robert W. RisCassi	Director
* Michael T. Smith	Director

* William G. Van Dyke	Director
*/s/ ANN D. DAVIDSON Ann D. Davidson, Attorney-in-Fact
*
Pursuant to a power of attorney filed with the Securities and Exchange Commission as Exhibit 24.1 to the Form S-8 Registration Statement filed on January 6, 2003.

Exhibit Index to
Post-Effective Amendment No. 1 to the
Form S-8 Registration Statement

ALLIANT TECHSYSTEMS INC.

Exhibit Number		Description
4.1	*	Restated Certificate of Incorporation, including Certificate of Correction (incorporated by reference to Exhibit 3.1 to the Registration Statement on Form S-4 filed with the Securities and Exchange Commission, File No. 333-67316 (the "Form S-4")).
4.2	*	Certificate of Designation, Preferences and Rights of Series A Junior Participating Preferred Stock (incorporated by reference to Exhibit 3.2 to the Form S-4).
4.3.1	*	Certificate of Amendment of Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.3 to the Form S-4).
4.3.2		Certificate of Amendment of Restated Certificate of Incorporation (incorporated by reference to Exhibit 3(i).4 to Form 10-Q for the quarter ended June 29, 2003).
4.4	*	By-Laws, as amended (incorporated by reference to Exhibit 3(ii) to Form 8-K dated March 21, 2002).
4.5	*
Form of Certificate for common stock, par value $.01 per share (incorporated by reference to Exhibit 4.1 to Amendment No. 1 to the Form 10 Registration Statement filed with the Securities and Exchange Commission on July 20, 1990).
4.6	*
Rights Agreement, dated as of May 7, 2002, by and between the Registrant and LaSalle Bank National Association, as rights agent (incorporated by reference to Exhibit 4.1 to the Registrant's Form 8-A filed on May 14, 2002).
4.7.1	*	Indenture, dated as of May 14, 2001, between the Registrant and BNY Midwest Trust Company, as trustee (incorporated by reference to Exhibit 4.1 to the Form S-4).
4.7.2	*
First Supplemental Indenture, dated as of December 19, 2001, among the Registrant, its subsidiaries and BNY Midwest Trust Company (incorporated by reference to Exhibit 4 to Form 10-Q for the quarter ended December 30, 2001).
4.7.3	*
Second Supplemental Indenture, dated as of April 5, 2002, among the Registrant, its subsidiaries and BNY Midwest Trust Company (incorporated by reference to Exhibit 4.3.3 to the Registrant's Form 10-K for the year ended March 31, 2002 ("the Fiscal 2002 Form 10-K")).
4.7.4	*
Third Supplemental Indenture, dated June 6, 2002, among the Registrant, its subsidiaries and BNY Midwest Trust Company (incorporated by reference to Exhibit 4.1 to Form 10-Q for the quarter ended June 30, 2002).
4.8	*	Form of Initial Notes (incorporated by reference to Exhibit 4.1 to the Form S-4).
4.9	*	Form of Exchange Notes (incorporated by reference to Exhibit 4.1 to the Form S-4).
4.10.1	*
Amended and Restated Credit Agreement, dated as of April 20, 2001, among the Registrant, the Borrowing Subsidiaries named therein, the Lenders named therein, the Issuing Banks named therein, Credit Lyonnais New York Branch, as Syndicate Agent, Bank of New York, First Union National Bank, the Toronto-Dominion Bank, and US Bank, as Documentation Agents, and The Chase Manhattan Bank, as Administrative Agent (the "Credit Agreement"), including Effectiveness Agreement among the Registrant, the Borrowing Subsidiaries named therein, the Lenders named therein, and The Chase Manhattan Bank, as Administrative Agent (incorporated by reference to Exhibit 10.32 to the Form S-4).

4.10.2	*	Amendment No. 1, dated as of May 11, 2001, to the Credit Agreement (incorporated by reference to Exhibit 10.33 to the Form S-4).
4.10.3	*
Amendment and Restatement Agreement, dated as of May 8, 2002, among the Registrant, the Borrowing Subsidiaries named therein, the Lenders named therein, and JPMorgan Chase Bank, as administrative agent, under the Amended and Restated Credit Agreement dated as of April 20, 2001 (incorporated by reference to Exhibit 4.7.3 to the Fiscal 2002 Form 10-K).
4.10.4	*
Reaffirmation Agreement, dated as of May 8, 2002, among the Registrant, the Borrowing Subsidiaries named therein, and JPMorgan Chase Bank, as administrative agent, under the Credit Agreement (incorporated by reference to Exhibit 4.7.4 to the Fiscal 2002 Form 10-K).
4.10.5	*
Amendment No. 1, dated as of October 11, 2002, to the Credit Agreement, as amended and restated by the Amendment and Restatement Agreement (incorporated by reference to Exhibit 4.10.5 to the Form S-8 filed on January 6, 2003).
4.12
Alliant Techsystems Inc. Nonqualified Deferred Compensation Plan, As Amended and Restated March 18, 2003 (incorporated by reference to Exhibit 10.9.1 to Form 10-K for the fiscal year ended March 31, 2003).
4.13		Trust Agreement for Nonqualified Deferred Compensation Plan (incorporated by reference to Exhibit 10.9.2 to Form 10-K for the fiscal year ended March 31, 2003).
5.1	*	Opinion of Ann D. Davidson as to the legality of the Deferred Compensation Obligations.
23.1	*	Consent of Ann D. Davidson (contained in Exhibit 5.1).
23.2	*	Consent of Deloitte & Touche LLP.
24.1	*	Power of Attorney.

*
Previously filed.

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PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
  Item 4. Description of Securities.
  Item 8. Exhibits.
SIGNATURES
Exhibit Index to Post-Effective Amendment No. 1 to the Form S-8 Registration Statement